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                                                                    Exhibit h(9)

                           CO-ADMINISTRATION AGREEMENT

                            _______________ __, 2001


Credit Suisse Asset Management
  Securities, Inc.
466 Lexington Avenue
New York, New York  10017-3147

Dear Sirs:

         In accordance with Section 7 of the Co-Administration Agreement, dated November 1, 1999 (the "Agreement"), between Credit Suisse Warburg Pincus Trust (the "Trust"), and Credit Suisse Asset Management Securities, Inc. ("CSAMSI"), the Trust hereby notifies CSAMSI of the Trust's desire to amend Exhibit A of the Agreement to include the Blue Chip Portfolio, the High Yield Portfolio, the Small Company Value Portfolio and the Small Company Portfolio (the "Portfolios"), and to have CSAMSI render services as Co-Administrator under the terms of the Agreement with respect to the Portfolios.

          Please confirm that the foregoing is in accordance with your understanding by indicating your acceptance hereof at the place below indicated, whereupon it shall become a binding agreement between us.

                                        Very truly yours,

                                        CREDIT SUISSE WARBURG PINCUS TRUST

                                        By:____________________________________
                                            Name:
                                            Title:

Acceptance:

CREDIT SUISSE ASSET MANAGEMENT
SECURITIES, INC.


                                        By:____________________________________
                                        Name:
                                        Title: